        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1997
                                                          REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            CYPRESS BIOSCIENCE, INC.
             (Exact name of Registrant as specified in its charter)

                             ----------------------

                 DELAWARE                                        22-2389839
       (State or other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

                        4350 EXECUTIVE DRIVE, SUITE 325
                          SAN DIEGO, CALIFORNIA  92121
                                 (619) 452-2323
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ----------------------

                        WARRANT TO PURCHASE COMMON STOCK
                           (Full title of the plans)

                             ----------------------

                                JAY D. KRANZLER
               CHIEF EXECUTIVE OFFICER, CHIEF SCIENTIFIC OFFICER
                  AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS
                            CYPRESS BIOSCIENCE, INC.
                        4350 EXECUTIVE DRIVE, SUITE 325
                          SAN DIEGO, CALIFORNIA  92121
                                 (619) 452-2323
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                            FREDERICK T. MUTO, ESQ.
                             CARL R. SANCHEZ, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                              SAN DIEGO, CA 92121
                                 (619) 550-6000

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                            PROPOSED MAXIMUM
                                                                         PROPOSED MAXIMUM       AGGREGATE
                 TITLE OF SECURITIES                       AMOUNT TO      OFFERING PRICE        OFFERING          AMOUNT OF
                   TO BE REGISTERED                      BE REGISTERED     PER SHARE(1)         PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $.02 par value                             100,000            $2.00            $200,000            $100
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon the actual exercise price for shares subject to outstanding Warrants to Purchase Common Stock previously granted by Registrant as compensation for consulting services rendered to the Registrant. The following chart shows the calculation of the registration fee.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Aggregate
               Type of Shares                    Number of Shares       Offering Price Per Share          Offering Price
------------------------------------------------------------------------------------------------------------------------------
  Common Stock issuable pursuant to                   100,000                     $2.00                      $200,000
  outstanding common stock purchase
  warrants
------------------------------------------------------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders filed on March 11, 1996 pursuant to Rule 14a-6 of the Exchange Act, the Company's Current Report on Form 8-K dated as of January 29, 1996, the Company's Current Report on Form 8-K dated as of March 8, 1996, the Company's Current report on Form 8-K dated as of April 1, 1996, the Company's Current Report on Form 8-K filed on November 18, 1996, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and the Company's Registration Statement on Form S-3 (No. 33-71278) filed on January 7, 1997 filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement except as superseded or modified herein. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has entered into a letter agreement with a certain former executive officer whereby the Registrant has agreed to pay for certain expenses (including attorney's fees) incurred by such executive officer related to an inquiry being conducted by the State of Washington's Board of Accountancy in advance of any final disposition of such inquiry. In the event it is ultimately determined that such executive officer is not entitled to indemnification under the terms of the Registrant's Bylaws or other applicable laws or regulations such executive officer is obligated to repay all amounts advanced by the Registrant on such executive officer's behalf.

The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.           Description
----------            -----------

    4.1      Registrant's Amended and Restated Certificate of Incorporation.(1)
    4.2      Registrant's Amended and Restated Bylaws.(2)
    4.3      Specimen Stock Certificate.(3)
    5.1      Opinion of Cooley Godward LLP.
    23.1     Consent of Ernst & Young LLP, Independent Auditors.
    23.2     Consent of Coopers & Lybrand L.L.P., Independent Accountants.
    23.3     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
    24.1     Power of Attorney.  Reference is made to page 5.
    99.1     Form of Warrant to Purchase Common Stock.
_________________________________

(1) Filed as an exhibit to the Registrant's Form 10-Q for the quarter ended March 31, 1996 filed with the SEC on May 15, 1996, and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Form 10-K for the year ended December 31, 1995 filed with the SEC on February 19, 1996, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-41225) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     Rule 415 Offering.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

                          (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)     Filings Incorporating Subsequent Exchange Act Documents By
Reference.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date of Filing of Registration Statement on Form S-8.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 7, 1997.

                                               CYPRESS BIOSCIENCE, INC.

                                               By /s/ Jay D. Kranzler
                                                  -----------------------
                                                  Jay D. Kranzler, M.D., Ph.D.
                                                  Chief Executive Officer and
                                                  Chief Scientific Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay D. Kranzler and Susan E. Feiner and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jay D. Kranzler                    Chief Executive Officer, Chief                  January 7, 1997
------------------------------         Scientific Officer and Vice
Jay D. Kranzler, M.D., Ph.D.           Chairman of the Board
                                       (Principal Executive Officer)

/s/ Susan E. Feiner                    Director of Finance/Controller,                 January 7, 1997
------------------------------         Secretary and Treasurer
Susan E. Feiner                        (Principal Financial and Accounting Officer)

/s/ Debby Jo Blank                     President, Chief Operating Officer
------------------------------         and Director                                    January 7, 1997
Debby Jo Blank, M.D.


/s/ Richard M. Crooks                  Chairman of the Board                           January 7, 1997
------------------------------
Richard M. Crooks, Jr.


/s/ Philip J. O'Reilly                 Director                                        January 8, 1997
------------------------------
Philip J. O'Reilly


/s/ Jack H. Vaughn                     Director                                        January 7, 1997
------------------------------
Jack H. Vaughn





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